Land Use Right and Buildings Purchase Contract

Seller: Dongguan Qianshun Hardware,Inc. (“A”or”seller”)

Address: 3 Middle,Qingxi Town,Dongguan City,Guangdong Province,China

Representative: Lixue Lin                 Position: chairman

Purchaser: Cash Tech Investment, Ltd (“B”or”purchaser”)

Address: British Virgin Islands

Representative: Zhiguo Fu                Position: Chairman

By friendly negotiation, on December 19, 2010, Seller and purchaser signed the letter of intent to purchase land use right and buildings. According to the letter of intent and contract law of PRC, Seller and Purchaser enter into this agreement.

A. Seller agreed to transfer its own property located in 3 Middle,Qingxi Town,Dongguan City,Guangdong Province,China to purchaser.

    1, Four Facility Buildings:

       a, property cerificate No.: C3745474, construction area: 8586 square meters.

       b, property cerificate No.: C3745472, construction area: 8334 square meters.

       c, property cerificate No.: C3745473, construction area: 9774 square meters.

       d, property cerificate No.: C3745467, construction area: 9774 square meters.

     2, One Office Building:

        a, property cerificate No.: C3745469, construction area: 5245.56 square meters.

     3, Three Dormitory Buildings

        a, property cerificate No.: C3745468, construction area: 6149.76 square meters.

        b, property cerificate No.: C3745470, construction area: 4280.6 square meters.

        c, property cerificate No.: C3745471, construction area: 4280.6 square meters.

    4, Land Use Right:

        The land use right associated with the buildings is transferred. The effective period of the land use right is from 2004 to 2054; the land certificate No. is National (2004) No.402; the area is 53663.7 square meters.

     5, Power Supply Facility (195 square meters), including power supply equipment with 2000KVA power supply capacity. There is no property certificate to this building.

   The above mentioned buildings and land transfers include the water pipe and electricity cable and exclude seller’s machinery, movable office equipment, air conditioner and raw material.

B , Purchaser agreed to buy the items listed above.

C,  Price:

    Both parties agreed to sell and purchase the items listed above. The total price is :RMB 176,000,000.00 , excluding the transfer fee and any other transaction fees; the fees(including all of the transference fee) occurred in the deal would be paid by purchaser.

D,  Payment:

    1, Within three days after signing the letter of intent, purchaser should pay5% of the total amount as the deposit, which is RMB 8,800,000. This amount has been transferred to seller’s account on Dec 21, 2010.

    2, After the purchaser finishes the procedure related to commerce, taxation and foreign exchange, the purchaser should pay 90% of the total amount, which is 158,400,000.

    3, Within 3 days after finishing the rename procedures of the property and land use right, purchaser should pay the last 5% of the total amount, which is 8,800.000.

E, Delivery deadline:

    The seller and the purchaser agreed to make delievery on Feb. 28, 2011.

F,  Agreement on the rename of the property.

    The seller should help the purchaser to finish the property rename and transfer work.

G, The seller gurantees that there is no legal dispute regarding the property listed above.

     If the legal disputes regarding to the mentioned property exist, the seller would take all the responsbility.

H, Breach of Contract:

    1, Purchaser: If the purchaser does not finish the payment as described in D.1,2,3, the seller hold the right to  charge the purchaser.

    2, Seller: the seller should be qualified to make delivery on the date described in E. If there is any mistake caused by the seller for the delivery, the seller must take all the responsibility and continue the contract to finish the delievery.

I, The purchaser should take all the fees due to the transfer of the property and the land use right.

J, Anything which is not mentioned here would be solved by negotiation and both parties could sign the supplemental agreement which is as effective as this contract.

K, Four copies of this contract exist and each party keeps two of them.

L, This contact would be in effectiveness as both of the parties make signature.

Seller: Dongguan Qianshun Hardware, Inc	Purchaser:Cash Tech Investment,Ltd

Representative : /s/ Lixue Lin	Representative: /s/ Zhiguo Fu

Date: January 5, 2011	Date: January 5, 2011